Exhibit 99.1

PRESS RELEASE

Contact Information

Raining Data Corporation

25A Technology Drive

Irvine, CA 92618

Thomas G. Lim, Chief Financial Officer

Phone: (949) 442-4400
Fax:     (949) 250-8187

thomas.lim@rainingdata.com

RAINING DATA CORPORATION ANNOUNCES

RECEIPT OF NASDAQ LETTER OF REPRIMAND

IRVINE, CA. – October 10, 2007

Raining Data Corporation (Nasdaq: RDTA) today announced that it has received a Nasdaq Letter of Reprimand (the “Letter”), dated October 8, 2007, closing the matter concerning Raining Data Corporation’s “Controlled Company” status. As previously disclosed on Form 8-K filed with the Securities and Exchange Commission on August 10, 2007, Raining Data Corporation (the “Company”) recently became aware that as of August 1, 2006, the Company ceased to be a “Controlled Company” as defined in Nasdaq Marketplace Rule 4350(c)(5). As of such date, Astoria Capital Partners, L.P.’s (“Astoria”) voting power was reduced to below 50% due to an increase in the Company’s total shares outstanding. The Company’s definitive proxy statement filed on January 16, 2007 (the “Proxy”) incorrectly stated that the Company was a “Controlled Company” because more than 50% of its voting power was held by Astoria. The Proxy also indicated that the Company was relying on the Controlled Company exemption set forth in Nasdaq Marketplace Rule 4350(c)(5) to allow Richard Koe, a non-independent director, to serve on both the Compensation Committee and Nominating and Corporate Governance Committee. Due to the fact that the Company was no longer eligible to rely upon the Controlled Company exemption, the Company was out of compliance with Nasdaq’s Compensation and Nominating Committee requirements since Astoria’s voting power declined below 50%.

On August 10, 2007, the Company appointed Gerald Chew, an independent director, to serve on the Company’s Compensation Committee and Nominating and Corporate Governance Committee, and Richard Koe remained on such committees in reliance on the exceptional and limited circumstances exception set forth in Nasdaq Marketplace Rules 4350(c)(3)(C) and (c)(4)(C). As a result of such appointment, the Letter confirmed that the Company is now compliant with Nasdaq’s Compensation and Nominating Committee requirements.

Due to Astoria’s conversion of outstanding debt in October 2007, Astoria currently holds more than 50% of the Company’s voting power and, therefore, the Company is once again a “Controlled Company” as defined in Nasdaq Marketplace Rule 4350(c)(5).

About Raining Data

Raining Data Corporation (Nasdaq: RDTA), headquartered in Irvine, California, offers enterprise-grade XML database management and information aggregation software solutions and has been providing reliable data management and rapid application deployment solutions for ISVs and developers of database applications for more than three decades. Raining Data’s flagship products include: 1) The High-performance TigerLogic® XML Data Management Server (XDMS), which provides flexible, scalable and extensible XML data storage as well as query and retrieval of critical business data across a variety of structured and unstructured information sources, delivering mid-tier scalability and transactional integrity across heterogeneous enterprise databases as well as dynamic extensibility and ease of use, mostly found in repositories and file systems; 2) Powerful Pick® Universal Data Model (Pick UDM) based database management systems and components, including D3®, mvEnterprise® and mvBase® that are the choice of more than a thousand application developers worldwide and .NET Integration components including the Pick Data Provider for .NET and the Pick Reporting Services Connector; and 3) Omnis Studio®, a powerful, cross-platform, object-oriented RAD tool for developing sophisticated thick-client, Web-client or ultra thin-client database applications.

Raining Data’s installed customer base includes more than 500,000 active users representing over 20,000 customer sites worldwide, with a significant base of diverse vertical applications. With more than 100 employees and contractors worldwide, Raining Data offers 24x7 customer support services and maintains a strong international presence. More information about Raining Data Corporation and its products can be found at http://www.rainingdata.com.

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Except for the historical statements contained herein, the foregoing release may contain forward-looking statements. These forward-looking statements are subject to risks and uncertainties, and actual results could differ materially due to several factors, including but not limited to the success of the Company’s research and development efforts to develop new products and to penetrate new markets, the market acceptance of the Company’s new products and updates, technical risks related to such products and updates, the Company’s ability to maintain market share for its existing products, the availability of adequate liquidity and other risks and uncertainties. Please consult the various reports and documents filed by Raining Data Corporation with the U.S. Securities and Exchange Commission, including but not limited to the Company’s most recent reports on Form 10-KSB and Form 10-QSB for factors potentially affecting the Company’s future financial results. All forward-looking statements are made as of the date hereof and the Company disclaims any responsibility to update or revise any forward-looking statement provided in this news release. The Company’s results for the quarter ended June 30, 2007 are not necessarily indicative of the Company’s operating results for any future periods.

Raining Data, Pick, mvDesigner, D3, mvEnterprise, mvBase, Omnis, Omnis Studio and TigerLogic are trademarks of Raining Data Corporation. All other trademarks and registered trademarks are properties of their respective owners.